Exhibit 1.3

EXECUTION COPY

MELLON CAPITAL IV

6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed by

MELLON FINANCIAL CORPORATION

Underwriting Agreement

June 12, 2007

Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004,

and

Morgan Stanley & Co. Incorporated,

1585 Broadway,

New York, New York 10036,

As representatives of the several Underwriters

named in Schedule I hereto.

Ladies and Gentlemen:

Mellon Financial Corporation, a Pennsylvania corporation registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Guarantor”), and Mellon Capital IV, a statutory trust created under the laws of the State of Delaware (the “Trust”), confirm their agreement with the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives (each a “Representative” and, together, the “Representatives”) as follows:

1. Description of Securities. The Trust proposes to issue and sell 500,000 of the Trust’s 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities, liquidation amount $1,000 per security (the “Normal PCS”), on such particular terms set forth or referred to in Schedule II hereto. The proceeds of the sale of the Normal PCS and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $500,100,000 principal amount of the Guarantor’s Remarketable 6.044% Junior Subordinated Notes due 2043 (the “Junior Subordinated Notes”), to be issued pursuant to the Junior Subordinated Indenture, dated as of December 3, 1996 (the “Base Indenture”), between the Guarantor and The Chase Manhattan

Bank, as amended and supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Guarantor, The Bank of New York (as successor to The Chase Manhattan Bank), as original trustee, and Manufacturers and Traders Trust Company, as series trustee (the “Series Trustee”) to be entered into at or before the Closing Date (as defined in Section 3 hereof). The Trust will contemporaneously enter into (i) a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) with the Guarantor, pursuant to which the Trust will agree to purchase 5,001 Stock Purchase Contracts (each a “Stock Purchase Contract”), each having a stated amount of $100,000 and obligating the Trust to purchase from the Guarantor, and the Guarantor to sell to the Trust, subject to the terms hereof, one share of the Guarantor’s Non-Cumulative Perpetual Preferred Stock, Series L, $100,000 liquidation preference per share (the “Preferred Stock”), on the Stock Purchase Date provided for (and as defined in) the Stock Purchase Contract Agreement, and (ii) a Collateral Agreement (the “Collateral Agreement”) with The Bank of New York, as collateral agent (the “Collateral Agent”), under which the Trust will initially pledge the Junior Subordinated Notes to secure its obligation to purchase Preferred Stock under the Stock Purchase Contracts. Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 2(a)), have the meanings specified in the Pricing Prospectus.

2. Representations and Warranties of the Guarantor and the Trust. Each of the Guarantor and the Trust represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-135919, 333-135919-01, 333-135919-02, 333-135919-03 and 333-135919-04) in respect of the Normal PCS and related securities (including the Capital PCS, the Stripped PCS, the Junior Subordinated Notes, the Guarantee, the Stock Purchase Contracts and the Preferred Stock (collectively, the “Related Securities” and, together with the Normal PCS, the “Securities”)) has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to each of the Guarantor’s and the Trust’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor or the Trust (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented with respect to the Securities immediately prior to the Applicable Time (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein (such incorporated documents, other than reports filed by The Bank of New York Company, Inc., a New York corporation (the “Bank of New York”), with the Commission under the Exchange Act, the “Mellon Incorporated Documents”), in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor or the Trust by an Underwriter through a Representative expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 2:45 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto (if any) does not (or will not, as applicable) conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor or the Trust by an Underwriter through a Representative expressly for use therein.

(d) The Mellon Incorporated Documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; any further Mellon Incorporated Documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor or the Trust by an Underwriter through a Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder, and each of the Registration Statement and the Prospectus and any amendment or supplement thereto does not and will not, in the case of the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, as of the applicable filing date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor or the Trust by an Underwriter through a Representative expressly for use therein.

(f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and at the Closing Date will have the power and authority (trust and other) to own its property and conduct its business as described in the Pricing Prospectus and the Prospectus and to execute and deliver and perform its obligations under the Other Trust Transaction Agreements (as defined in Section 2(g)).

(g) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Amended and Restated Trust Agreement in substantially the form previously provided to you and to be entered into at or before the Closing Date among the Guarantor, as Depositor, Manufacturers and Traders Trust Company, as Property Trustee, M&T Trust Company of Delaware, as Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Amended and Restated Trust Agreement, the “Trust Agreement”) and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the other Transaction Agreements (as defined in the Trust Agreement) (such other Transaction Agreements include the Stock Purchase Contract Agreement and the Collateral Agreement and collectively, are referred to as the “Other Trust Transaction Agreements”); and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Other Trust Transaction Agreements and described in the Pricing Prospectus and the Prospectus.

(h) The Normal PCS have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement; and the Normal PCS will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(i) The Capital PCS and the Stripped PCS have been duly authorized, and, if issued and delivered in accordance with the Trust Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement; and the Capital PCS and the Stripped PCS when issued will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(j) The Trust Common Securities have been duly authorized, and, at the Closing Date, will have been duly and validly issued and will be fully paid and non-assessable (subject to the qualifications described in the proviso to Section 6(d)(vi)) beneficial interests in the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities, the Normal PCS, the Capital PCS and the Stripped PCS are the only beneficial interests in the Trust authorized to be issued by the Trust.

(k) The holders of the Normal PCS, and if and when issued the Capital PCS and Stripped PCS, will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(l) Each Other Trust Transaction Agreement (collectively with this Agreement, the “Trust Transaction Agreements”) has been duly authorized, and, at the Closing Date, will have been duly executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(m) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Guarantor a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof

(the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in or to the Junior Subordinated Notes (other than the Junior Subordinated Notes excluded from the definition of “Collateral” in the Collateral Agreement) or treasury securities included in the collateral account established pursuant to the Collateral Agreement (the “Pledged Securities Entitlements”); and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Guarantor in the Pledged Security Entitlements. “Federal Book-Entry Regulations” means (i) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (ii) to the extent substantially identical to the federal regulations referred to in clause (i) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

(n) At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement and the Other Trust Transaction Agreements and to perform its obligations hereunder and thereunder and under the Normal PCS and the Trust Common Securities.

(o) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own its properties and conduct its business as described in each of the Pricing Prospectus and the Prospectus; each of the Guarantor’s wholly owned banking subsidiaries, as described in each of the Pricing Prospectus and the Prospectus, has been duly established and is validly existing as a national banking association or a state bank, as the case may be, under the laws of the jurisdiction of its formation; and each other wholly owned subsidiary of the Guarantor has been duly incorporated (or formed) and is validly existing as a corporation (or applicable entity) in good standing under the laws of its jurisdiction of incorporation (or formation).

(p) The Guarantor has an authorized capitalization as set forth in each of the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(q) The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction.

(r) All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended), and, except for directors’ qualifying shares, all issued and outstanding capital stock of each such subsidiary owned by the Guarantor is owned by the Guarantor, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(s) Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at the Closing Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(t) There are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries or the Trust is a party or of which any property of the Guarantor or any of its subsidiaries or the Trust is the subject, other than as set forth in each of the Pricing Prospectus and the Prospectus, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operation of the Guarantor and its subsidiaries on a consolidated basis; and to the best of the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u) This Agreement has been duly authorized, executed and delivered by the Guarantor and by the Trust.

(v) The Junior Subordinated Notes have been duly authorized, and, when issued and delivered at the Closing Date as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Junior Subordinated Notes and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(w) The shares of Preferred Stock to be issued by the Guarantor to the Trust under the Stock Purchase Contracts on the Stock Purchase Date have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement and as provided in the Guarantor’s Articles of Incorporation, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(x) Each of the Trust Agreement, the Guarantee Agreement, to be dated as of June 19, 2007 (the “Guarantee Agreement”), between the Guarantor and the Series Trustee, the Stock Purchase Contract Agreement and the Collateral Agreement (collectively, the “Other Guarantor Transaction Agreements” and, together with this Agreement, the Indenture and the Junior Subordinated Notes, the “Guarantor Transaction Agreements”) has been duly authorized by the Guarantor and, when executed and delivered at the Closing Date, will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and officers of the Guarantor have been authorized to prepare and execute a Remarketing Agreement on behalf of the Guarantor and the Trust as described in the Pricing Disclosure Package (the “Remarketing Agreement”) and to execute and deliver such agreement on behalf of the Guarantor.

(y) Except as contemplated in the Pricing Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Pricing Prospectus and the Prospectus, neither the Guarantor nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Guarantor and its subsidiaries, and there has not been any material change, on a consolidated basis, in the capital stock or long-term debt of the Guarantor and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Guarantor and its subsidiaries.

(z) The Guarantor has all power and authority (corporate and other) necessary to execute and deliver (i) the Remarketing Agreement and (ii) on the Stock Purchase Date, certificates representing the Preferred Stock to be then issued, and to perform its obligations under the Guarantor Transaction Agreements, the Remarketing Agreement and the Preferred Stock; the execution, delivery and performance (A) of the Guarantor Transaction Agreements, the Remarketing Agreement and the terms of the Preferred Stock as established in the Guarantor’s Articles of Incorporation, once issued, by the Guarantor and (B) of the Trust Transaction Agreements by the Trust, and compliance with the provisions thereof and the consummation of the transactions herein and therein contemplated by the Guarantor and the Trust, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Guarantor or any of its subsidiaries (which term includes the Trust) pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Guarantor, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties.

(aa) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the execution, delivery and performance by the Guarantor of the Guarantor Transaction Agreements or the Remarketing Agreement or issuance of the Preferred Stock in accordance with the Stock Purchase Contract Agreement or for the execution, delivery and performance by the Trust of the Trust Transaction Agreements, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Normal PCS by the Underwriters.

(bb) Neither the Guarantor nor any of its subsidiaries is in violation of its Articles of Incorporation or By-Laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(cc) The Trust is not and, after giving effect to the offering and sale of the Trust Common Securities and the Normal PCS, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Neither the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

(ee) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the PCS,” “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among the PCS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock,” insofar as they are descriptions of contracts, agreements or other legal documents or describe federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

(ff) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Normal PCS in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”); and at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Normal PCS, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act.

(gg) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(hh) Since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(ii) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

3. Purchase and Sale; Delivery and Payment. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule II, the number of Normal PCS set forth opposite such Underwriter’s name in Schedule I.

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Normal PCS will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor on the Closing Date will pay by wire transfer of immediately available funds to Goldman, Sachs & Co., for the accounts of the several Underwriters, the amount per Normal PCS set forth in Schedule II in respect of the Normal PCS to be delivered by the Trust hereunder on the Closing Date.

The Underwriters will pay for the Normal PCS in immediately available funds upon delivery thereof at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 10:00 A.M. (local time) on June 19, 2007, or at such other time, not later than June 19, 2007, as will be designated by the Underwriters (such date and time of delivery of and payment for the Securities being herein called the “Closing Date”). The Normal PCS will be represented by one or more global certificates which will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Normal PCS shall be made by causing DTC to credit the Normal PCS to the account of Goldman, Sachs & Co. at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Goldman, Sachs & Co. of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified herein. The Normal PCS will be made available for checking at the closing location specified herein at least twenty-four hours prior to the time for delivery.

4. Covenants. In further consideration of the agreements of the Underwriters contained in this Agreement, the Guarantor and the Trust hereby covenant:

(a) to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Closing Date that shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise you, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Normal PCS and Related Securities, in the form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Guarantor or the Trust with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor or the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Normal PCS; to advise the Representatives, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Normal PCS, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Normal PCS or the Related Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary

Prospectus or other prospectus in respect of the Normal PCS or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Normal PCS by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) if required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c) to furnish the Representatives without charge a signed copy of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request;

(d) if, during such period after the date of the first public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish at its own expense to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Guarantor) to which the Normal PCS may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

(e) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided that, in connection therewith, neither the Guarantor nor the Trust shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and to pay all expenses (including fees and disbursements of counsel) in connection with the Normal PCS and Related Securities for investment under the laws of such jurisdictions as the Representatives may designate;

(f) to make generally available to the Guarantor’s security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158);

(g) during the period beginning on the date of this Agreement and continuing to and including the date 30 days after the date of this Agreement or such earlier time as the Underwriters may notify the Guarantor or the Trust, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Normal PCS (except for (i) the Normal PCS offered hereby and (ii) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date of this Agreement, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any preferred stock of the Guarantor, as the case may be, that in the reasonable judgment of the Representatives are substantially similar to the Normal PCS or any of the Related Securities (including any guarantee of such securities), or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Guarantor, the Trust or similar trust, without the prior written consent of the Representatives; and

(h) to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

5. Additional Representations and Covenants of the Guarantor, the Trust and the Underwriters.

(a) Each of the Guarantor and the Trust represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 4(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Normal PCS or the Related Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(b) Each Underwriter represents and agrees that, without the prior consent of the Guarantor, the Trust and the Representatives, other than one or more term sheets relating to the Normal PCS and the Related Securities containing customary information and conveyed to purchasers of Normal PCS, it has not made and will not make any offer relating to the Normal PCS that would constitute a “free writing prospectus” required to be filed pursuant to Rule 433(d) under the Act.

(c) Any such “free writing prospectus” the use of which has been consented to by the Guarantor, the Trust and the Representatives (including the final term sheet prepared and filed pursuant to Section 4(a) hereof) is listed on Schedule II hereto.

(d) Each of the Guarantor and the Trust has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) Each of the Guarantor and the Trust agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor or the Trust will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Guarantor or the Trust by an Underwriter through a Representative expressly for use therein.

6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Normal PCS as provided herein shall be subject to the accuracy, as of the Applicable Time and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Guarantor and the Trust herein, to the performance by the Guarantor and the Trust of their obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; the final term sheet contemplated by Section 4(a) hereof, and any other material required to be filed by the Guarantor or the Trust pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) You shall have received the opinion of Reed Smith LLP, counsel for the Guarantor, dated the Closing Date, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Trust;

(ii) Each of the Trust Agreement, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity; and each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;

(iii) The issuance, execution and delivery of the Junior Subordinated Notes have been duly and validly authorized by the Guarantor and, when authenticated by the Series Trustee, and executed, issued and delivered in the manner provided in the Indenture, will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity;

(iv) The issuance by the Guarantor of Preferred Stock pursuant to the Stock Purchase Contract Agreement and the Guarantor’s Articles of Incorporation has been duly authorized and, when certificates evidencing the shares of Preferred

Stock have been executed by the Guarantor and authenticated by the Guarantor’s transfer agent and delivered on the Stock Purchase Date, such shares will be validly issued, fully paid and non-assessable;

(v) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the PCS,” “Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among PCS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock,” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects;

(vi) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “ERISA Considerations,” insofar as they purport to constitute summaries of matters of the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects;

(vii) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Guarantor a valid security interest under the UCC in all Pledged Securities Entitlements in which a security interest may be created under Article 9 of the UCC (the “Article 9 Security Interest”); and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the Article 9 Security Interest in the Collateral Agent for the benefit of the Guarantor in the Pledged Security Entitlements; and

(viii) The Trust is exempt from the registration and other provisions of the Investment Company Act.

(c) You shall have received the opinion of Carl Krasik, Esq., General Counsel of the Guarantor, dated the Closing Date, to the effect that:

(i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Guarantor’s wholly owned banking subsidiaries, as described in the Prospectus, has been duly established and is validly existing as a national banking association or a state bank, as the case may be, under the laws of the jurisdiction of its formation;

(ii) The Guarantor has an authorized capitalization as set forth in the Prospectus;

(iii) The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

(iv) All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended), and, except for directors’ qualifying shares, is owned by the Guarantor, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(v) To the best of such counsel’s knowledge there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries or the Trust is a party or of which any property of the Guarantor or any of its subsidiaries or the Trust is the subject, other than as set forth in the Prospectus, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operation of the Guarantor and its subsidiaries on a consolidated basis; and to the best of such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) The execution and delivery of this Agreement, the Trust Agreement, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement, the issuance and sale of the Junior Subordinated Notes, the Guarantee, the Normal PCS and the Trust Common Securities and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Guarantor or any of its subsidiaries or the Trust pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the

Guarantor or any of its subsidiaries or the Trust is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Guarantor or any of its subsidiaries or the organizational documents of the Trust or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or the Trust or any of their properties;

(vii) No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the issue and sale of the Normal PCS, the Junior Subordinated Notes or the Guarantee or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and the Trust Indenture Act and the exemption of the Trust from the provisions of the Investment Company Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Normal PCS by the Underwriters;

(viii) The Mellon Incorporated Documents incorporated by reference in the Prospectus or any further amendment or supplement made by the Guarantor prior to the Closing Date (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such Mellon Incorporated Documents (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other Mellon Incorporated Documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Guarantor or the Trust prior to the Closing Date (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Guarantor or the Trust prior to the Closing Date (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the Applicable Time, the Pricing Disclosure Package (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of its date and as of the Closing Date, the Prospectus or any further amendment or supplement thereto made by the Guarantor or the Trust prior to the Closing Date (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers of the Guarantor and its subsidiaries, provided that such counsel shall state that he believes he is justified in relying upon such certificates and may rely upon the opinion of Reed Smith LLP delivered pursuant to Section 6(b) or the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(e) as to all matters governed by New York law.

(d) You shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, dated the Closing Date, to the effect that:

(i) The Trust has been duly formed and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Trust Agreement;

(iii) The provisions of the Trust Agreement, including the terms of the Normal PCS, the Capital PCS and the Stripped PCS, are permitted under the Delaware Statutory Trust Act and the Trust Agreement constitutes a valid and binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (A) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (B) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (C) applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (A) execute and deliver this Agreement and the Other Trust Transaction Agreements and to perform its obligations under this Agreement and the Other Trust Transaction Agreements and (B) issue and perform its obligations under the Normal PCS, the Capital PCS and the Stripped PCS and the Trust Common Securities;

(v) Under the Delaware Statutory Trust Act and the Trust Agreement, (A) the execution and delivery by the Trust of this Agreement and the Other Trust Transaction Agreements and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust and (B) the Guarantor is authorized to execute and deliver this Agreement on behalf of the Trust;

(vi) Under the Delaware Statutory Trust Act, the form of certificates attached to the Trust Agreement to represent the Normal PCS, the Capital PCS and the Stripped PCS are appropriate forms of certificates to evidence ownership of the Normal PCS, the Capital PCS and the Stripped PCS, respectively. The Normal PCS have been duly authorized by the

Trust Agreement and, when delivered to the Underwriters, in accordance with this Agreement, will be validly issued and fully paid and nonassessable beneficial interests in the Trust. The holders of the Normal PCS, the Capital PCS and the Stripped PCS are entitled to the benefits provided by the Trust Agreement (subject to the terms of the Trust Agreement); the Capital PCS and the Stripped PCS, when issued upon an Exchange in accordance with the terms of the Trust Agreement, will have been duly and validly issued and, will be fully paid and non-assessable beneficial interests in the Trust; and the holders of the Normal PCS, the Capital PCS and the Stripped PCS, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of the Normal PCS, the Capital PCS and the Stripped PCS, as applicable, and of the Trust Common Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Normal PCS, Capital PCS or Stripped PCS certificates and the issuance of replacement of such certificates, and (B) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

(vii) The Trust Common Securities have been duly authorized by the Trust Agreement and when issued and delivered by the Trust to the Guarantor against payment therefor described in the Trust Agreement, will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) beneficial interests in the Trust. The Guarantor, as holder of the Trust Common Securities, will be entitled to the benefits of the Trust Agreement;

(viii) Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Normal PCS, the Capital PCS and the Stripped PCS and the Trust Common Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of the Normal PCS, the Capital PCS and the Stripped PCS and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Other Trust Transaction Agreements, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (B) any applicable Delaware law or administrative regulation;

(x) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Normal PCS, the Capital PCS and the Stripped PCS and the Trust Common Securities or the execution, delivery and performance by the Trust of this Agreement or the Other Trust Transaction Agreements. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware; and

(xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as one or more grantor trusts or agency arrangements not taxable as a corporation for federal income tax purposes, the holders of Normal PCS, Capital PCS or Stripped PCS (not otherwise subject to income tax by the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(e) You shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as you reasonably may request and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. Sullivan & Cromwell LLP may rely (i) as to those matters that relate to the Series Trustee, the Guarantee Trustee, the Property Trustee or the Collateral Agent, upon the certificate or certificates of such entities, (ii) as to matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. delivered pursuant to Section 6(d), and (iii) as to matters governed by Pennsylvania law, upon the opinion of Reed Smith LLP delivered pursuant to Section 6(b) or the opinion of Carl Krasik, Esq. delivered pursuant to Section 6(c).

(f) You shall have received the opinion of Maria J. Petti, Senior Counsel of the Bank of New York, dated the Closing Date, to the effect that the documents of the Bank of New York incorporated by reference in the Prospectus or any further amendment or supplement made by the Bank of New York prior to the Closing Date (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents (other than the financial statements and related schedules contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

(g) On each of the date of this Agreement and the Closing Date, the independent accountants of the Guarantor who have certified the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Prospectus shall have furnished to you a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of this Agreement.

(h) On each of the date of this Agreement and the Closing Date, the independent accountants of the Bank of New York who have certified the financial statements of the Bank of New York and its subsidiaries included or incorporated by reference in the Prospectus shall have furnished to you a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of this Agreement.

(i) (i) Neither the Guarantor nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Normal PCS on the terms and in the manner contemplated in the Prospectus.

(j) On or after the date of this Agreement, the Normal PCS shall have been accorded a rating of not less than “A” by Standard & Poor’s Ratings Service, not less than “A2” by Moody’s Investors Service, Inc. and not less than “A” by Fitch Ratings.

(k) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of or guaranteed by the Guarantor or the preferred stock of the Guarantor by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of or guaranteed by the Guarantor or preferred stock of the Guarantor.

(l) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) trading of any securities of the Guarantor or the Trust shall have been suspended on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) any major disruption of settlements of securities or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any changes in financial markets or any calamity or crisis, if the effect of any such events specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Normal PCS being delivered on the Closing Date on the terms and in the manner contemplated by the Prospectus.

(m) You shall have received a certificate of the Bank of New York, dated the Closing Date, in substantially the form of Schedule IV hereto.

(n) The Bank of New York Mellon Corporation, a Delaware corporation, shall have filed a Certificate of Designations with the Secretary of State of the State of Delaware with respect to a series of preferred stock having terms substantially similar to the Preferred Stock.

(o) The Guarantor shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of copies of the Prospectus.

(p) The Normal PCS being delivered on the Closing Date shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange, or application thereto for such listing shall have been made.

(q) You shall have received certificates of officers of each of the Guarantor and the Trust, dated the Closing Date, as to the accuracy of the representations and warranties of each of the Guarantor and the Trust herein as of the Closing Date, as to the performance by each of the Guarantor and the Trust of all of its obligations hereunder to be performed as of or prior to the Closing Date and as to such other matters as you may reasonably request.

(r) The Guarantor and the Trust shall have furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you in your reasonable judgment. The Guarantor and the Trust will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

7. Indemnification and Contribution.

(a) The Guarantor and the Trust jointly and severally agree to indemnify and hold harmless each Underwriter, its directors and officers, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in each of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Guarantor or the Trust by any Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Guarantor and the Trust, the directors of either, the officers of either who sign the Registration Statement and each person, if any, who controls the Guarantor or the Trust within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Guarantor and the Trust to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in each of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such Section 7(a) or (b). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by the Trust in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other from the offering of the Normal PCS or (ii) if the allocation provided by subparagraph (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subparagraph (i) above but also the relative fault of the Guarantor and the Trust on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received (by the Guarantor and the Trust on the one hand and the Underwriters on the other) in connection with the offering of the Normal PCS shall be deemed to be in the same proportion as the total net proceeds from the offering of such Normal PCS received by the Trust (before deducting expenses) bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Guarantor and the Trust on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor and the Trust on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Guarantor, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Normal PCS underwritten and distributed to the public by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Guarantor and the Trust in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor, the Trust or the directors or officers or any person controlling the Guarantor or the Trust and (iii) acceptance of any payment for any of the Normal PCS.

(g) The obligations of the Guarantor and the Trust under this Section 7 shall be in addition to any liability which the Guarantor or the Trust may otherwise have; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor or the Trust.

(h) Anything to the contrary notwithstanding, the indemnity agreement of the Guarantor and the Trust in Section 7(a) hereof, the representations and warranties in Sections 2(a), (b), (c), (d) and (e) hereof and any representation or warranty as to the accuracy of the Registration Statement, the Pricing Disclosure Package and the Prospectus contained in any certificate furnished by the Guarantor or the Trust pursuant to Section 6 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than by payment of the Guarantor or the Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Guarantor or the Trust when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Guarantor and the Trust the matter has been settled by controlling precedent, the Guarantor and the Trust will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. Substitution of Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Normal PCS which it has agreed to purchase hereunder, the Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Normal PCS on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Normal PCS, then the Guarantor and the Trust shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Normal PCS on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Guarantor and the Trust that they have so arranged for the purchase of such Normal PCS, or the Guarantor and the Trust notify the Underwriters that they have so arranged for the purchase of such Normal PCS, the Underwriters or the Guarantor and the Trust shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Guarantor and the Trust agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Underwriters may thereby be made necessary. The term “Underwriters” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Normal PCS.

(b) If after giving effect to any arrangements for the purchase of the Normal PCS of a defaulting Underwriter or Underwriters as provided in Section 8(a), the aggregate principal amount of such Normal PCS which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Normal PCS, then the Guarantor and the Trust shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Normal PCS which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Normal PCS which such Underwriter agreed to purchase hereunder) of the Normal PCS of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If after giving effect to any arrangements for the purchase of the Normal PCS of a defaulting Underwriter or Underwriters as provided in Section 8(a), the aggregate principal amount of Normal PCS which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Normal PCS or if the Guarantor and the Trust shall not exercise the right described in the immediately preceding paragraph to require non-defaulting Underwriters to purchase Normal PCS of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Guarantor or the Trust, except for the expenses to be borne by the Guarantor, the Trust and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Fees and Expenses to Survive Delivery. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Guarantor and the Trust covenants and agrees with the several Underwriters that the Guarantor and the Trust will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Guarantor’s and the Trust’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and to dealers; (b) the cost of printing or producing this Agreement, the Indenture and any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Normal PCS; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (d) any fees charged by securities rating services for rating the Normal PCS; (e) the cost of preparing the Normal PCS; (f) the fees and expenses of the Collateral Agent, the Series Trustee and the Trustees and any agent of the Series Trustee and the Trustees and the fees and disbursements of counsel for the Series Trustee and the Trustees in connection with the Indenture and the Securities; (g) the costs and charges of any transfer agent, registrar or depositary; and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 9. It is understood, however, that, except as provided in this Section 9 and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Normal PCS by them and any advertising expenses connected with any offers they may make.

10. No Fiduciary Relationship. Each of the Guarantor and the Trust acknowledges and agrees that (a) the purchase and sale of the Normal PCS pursuant to this Agreement is an arm’s-length commercial transaction between the Trust, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Guarantor or the Trust, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Guarantor or the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Guarantor or the Trust on other matters) or any other obligation to the Guarantor or the Trust except the obligations expressly set forth in this Agreement and (d) the Guarantor or the Trust have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Guarantor and the Trust agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Guarantor or the Trust, in connection with such transaction or the process leading thereto.

11. Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Guarantor or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the Trust shall be unable to perform its obligations under this Agreement, the Guarantor and the Trust will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Normal PCS.

12. Notices. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at the address set forth for that purpose in Schedule II hereto, or if sent to the Guarantor or the Trust, shall be mailed, delivered, telexed, telecopied or telegraphed and confirmed to Mellon Capital IV or Mellon Financial Corporation, as the case may be, One Mellon Center, Pittsburgh, Pennsylvania 15258, Attention: Assistant General Counsel, telecopy number: (412) 234-1813. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13. Parties. This Agreement shall inure solely to the benefit of and be binding upon the Guarantor, the Trust and the Underwriters and their respective successors and controlling persons, if any, and no other person will have any right or obligation hereunder.

In all dealings with the Guarantor and the Trust under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in Schedule II hereto will be binding upon all the Underwriters.

14. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Guarantor, the Trust and the Underwriters, or any of them, with respect to the subject matter hereof.

15. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16. Waiver of Jury Trial. The Guarantor, the Trust and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing correctly sets forth our agreement please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Guarantor, the Trust and the several Underwriters. Alternatively, the execution of this Agreement by the Guarantor and the Trust and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours,

MELLON CAPITAL IV

By:	/s/ Steven G. Elliott
Name: Steven G. Elliott
Title: Administrative Trustee

MELLON FINANCIAL CORPORATION

By:	/s/ Michael A. Bryson
Name: Michael A. Bryson
Title: Chief Financial Officer

Accepted at

New York, New York as of

the date first above written

(Goldman, Sachs & Co.)

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyt
Name:	Yurij Slyt
Title:	Vice President

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Number of Normal PCS to be Purchased
Goldman, Sachs & Co.	90,000
Morgan Stanley & Co. Incorporated	90,000
Barclays Capital Inc.	67,500
Credit Suisse Securities (USA) LLC	67,500
J.P. Morgan Securities Inc.	67,500
Citigroup Global Markets Inc.	50,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,000
BNY Capital Markets, Inc.	17,500

Total	500,000

SCHEDULE II

Title of Securities:

6.244% Fixed-to-Floating Rate Normal PCS of Mellon Capital IV, guaranteed on a subordinated basis by Mellon Financial Corporation (Liquidation Amount $1,000 per security)

Number of Securities:

500,000

Initial Public Offering Price:

$1,000 per Normal PCS plus accumulated distributions, if any, from the date of original issuance

Purchase Price by Underwriters:

$1,000 per Normal PCS plus accumulated distributions, if any, from the date of original issuance

Underwriters’ Compensation:

$10 per Normal PCS

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Stated Amount of Trust Common Securities:

$100,000

Trust Agreement:

Amended and Restated Trust Agreement, to be entered into on or before the Closing Date, among Mellon Financial Corporation, as Depositor, Manufacturers and Traders Trust Company, as Property Trustee, M&T Trust Company of Delaware, as Delaware Trustee, Steven G. Elliott and Michael K. Hughey, as Administrative Trustees, and the registered holders from time to time of the Normal PCS, the Capital PCS and the Stripped PCS and the Trust Common Securities

Initial Assets of the Trust:

(i) $500,100,000 of Mellon Financial Corporation’s Remarketable 6.044% Junior Subordinated Notes due 2043, to be issued pursuant to the Indenture referred to in the Underwriting Agreement to which this Schedule II is attached; and (ii) 5,001 Stock Purchase Contracts pursuant to the Stock Purchase Contract Agreement between the Trust and Mellon Financial Corporation, referred to in the Underwriting Agreement to which this Schedule II is attached, pursuant to which the Trust is obligated to purchase and Mellon Financial Corporation is obligated to sell 5,001 shares of Mellon Financial Corporation’s Non-Cumulative Perpetual Preferred Stock, Series L, $100,000 liquidation preference per share.

Closing Date:

June 19, 2007; 10 A.M. (New York City time)

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Address for Notices, etc.:

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attn: Registration Department

and

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, New York 10036

Attn: Investment Banking Division

(a)	Free Writing Prospectuses listed pursuant to Section 5(c):

Final term sheet, dated June 12, 2007, prepared and filed pursuant to Section 4(a).

(b)	Additional Documents Incorporated by Reference:

None.

SCHEDULE III

MELLON FINANCIAL CORPORATION/MELLON CAPITAL IV

June 12, 2007

FINAL TERM SHEET

500,000 Normal PCS

Mellon Capital IV

6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, as described in the prospectus, by

Mellon Financial Corporation

Issuer of PCS:	Mellon Capital IV (the “Trust”).

Issuer of Preferred Stock under Stock Purchase Contract Agreement and Junior Subordinated Notes and Guarantor of Normal PCS:	Mellon Financial Corporation (“Mellon”)

Size:	500,000 Normal PCS, liquidation amount $1,000 per security and $500,000,000 in the aggregate. The 500,000 Normal PCS, together with the 100 of Trust Common Securities to be purchased by Mellon, correspond to:

•         5,001 Stock Purchase Contracts, stated amount $100,000 per Stock Purchase Contract and $500,100,000 in the aggregate (obligating the Trust to purchase on the Stock Purchase Date 5,001 shares of Preferred Stock with an aggregate liquidation preference of $500,100,000), and

• $500,100,000 initial principal amount of Junior Subordinated Notes.

Distributions on PCS:	Normal PCS: Payable on each Regular Distribution Date:

•         from June 19, 2007 through the later of June 20, 2012 and the Stock Purchase Date, accruing at a rate equal to 6.244% per annum for each Distribution Period ending prior to such date, and thereafter accruing at an annual rate equal to the greater of (i) Three-Month LIBOR for such Distribution Period plus ..565% and (ii) 4.000%; and

• on a cumulative basis for each Regular Distribution Date to and including the Stock Purchase Date and on a non-cumulative basis thereafter.

Stripped PCS: Payable on each Regular Distribution Date on or prior to the Stock Purchase Date:

• at the rate of .200% per annum, accruing for each Stripped PCS from the Regular Distribution Date immediately preceding its issuance; and

• on a cumulative basis.

Capital PCS: Payable on each Capital PCS Distribution Date prior to the Stock Purchase Date at the rate of 6.044% per annum, accruing for each Capital PCS from the Capital PCS Distribution Date immediately preceding its issuance.

Interest Rate on Junior Subordinated Notes to the Remarketing Settlement Date:	6.044% per annum, accruing from June 19, 2007.

Reset Caps on Remarketing of Junior Subordinated Notes:	The Fixed Rate Reset Cap will be the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at Mellon’s option in the event of a successful Remarketing, plus 350 basis points, or 3.50% per annum, and the Floating Rate Reset Cap will be 300 basis points, or 3.00% per annum.

Optional Redemption of the Junior Subordinated Notes:	Redeemable in whole or in part, at any time on or after June 20, 2016 at their principal amount plus accrued and unpaid interest to the date of redemption.

Redemption of the Junior Subordinated Notes upon Certain Special Events:

Redeemable in whole but not in part (i) prior to the Stock Purchase Date upon the occurrence of a capital treatment event, investment company event, rating agency event or tax event and (ii) after the Stock Purchase Date and prior to June 20, 2016 upon the occurrence of an investment company event or tax event.

The redemption price will be (i) 100% of the principal amount plus accrued and unpaid interest through the date of redemption, in the case of any redemption in connection with a capital treatment event or investment company event, and (ii) the greater of 100% of the principal amount and the applicable make-whole amount (as described below), in either case plus accrued and unpaid interest through the date of redemption, in the case of any redemption in connection with a rating agency event or tax event.

Make-whole Amount on the Junior Subordinated Notes:	The sum of the present values of the remaining scheduled payments of principal and interest that would have been payable to and including (i) June 20, 2012 in the case of any redemption prior to such date, (ii) June 20, 2013 in the case of any redemption on or after June 20, 2012 and prior to June 20, 2013 if the Stock Purchase Date shall not have occurred on or prior to June 20, 2012, and (iii) otherwise June, 20, 2016 (discounted from their respective interest payment dates) on the Junior Subordinated Notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points.

Contract Payment Rate:	.200% of the stated amount of $100,000 per Stock Purchase Contract per annum, accruing from June 19, 2007.

Dividend Rate on the Preferred Stock:	For any Dividend Period ending on or prior to June 20, 2012, 6.244 % per annum.

For any Dividend Period ending after June 20, 2012, a rate per annum equal to the greater of (x) Three-Month LIBOR for the related Dividend Period plus .565% and (y) 4.000%.

Interest Rate on Mellon Bank Deposit Pledged to Secure Stock Purchase Contracts between Remarketing Settlement Date and Stock Purchase Date:	5.630% per annum

Offering Price, Proceeds before Expenses and Commissions to the Underwriters:	Initial Public Offering Price: $1,000 per Normal PCS, $500,000,000 in the aggregate.

Proceeds to Mellon before Expenses and Commissions: $1,000 per Normal PCS, $500,000,000 in the aggregate.

Commissions to the Underwriters: $10 per Normal PCS, $5,000,000 in the aggregate.

Selected Dealer Allowance: Not applicable.

CUSIP:	58551T AA5

Trade Date:	June 12, 2007.

Settlement Date:	June 19, 2007.

Mellon’s Estimated Total Out-of-Pocket Expenses, Excluding Underwriting Commissions:	$200,000.

Expected Net Proceeds to Mellon from the Offering, after Expenses and Underwriting Commissions:	$494,800,000

This communication is intended for the sole use of the person to whom it is provided by us.

The issuer and the guarantor have filed a registration statement, including a base prospectus, and a preliminary prospectus supplement dated June 12, 2007, with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus and the preliminary prospectus supplement in that registration statement and other documents the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the guarantor any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649, Barclays Capital Inc. at 1-888-227-2275 x2663, Credit Suisse Securities (USA) LLC at 1-800-221-1037 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

Terms are used in this term sheet with the meanings assigned to them in the prospectus supplement subject to completion, dated June 12, 2007, included in the registration statement referred to above.

SCHEDULE IV

Form of Certificate

Pursuant to Section 6(m) of the Underwriting Agreement

The Bank of New York Company, Inc., a New York corporation, hereby certifies, in connection with the issuance and sale by Mellon Capital IV, a Delaware statutory trust, of $500,000,000 aggregate liquidation amount of 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities, that its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q for the period ended March 31, 2007 and its Current Reports on Form 8-K, dated January 16, 2007, January 18, 2007, February 28, 2007, April 5, 2007, April 17, 2007, April 18, 2007, May 11, 2007, May 17, 2007, May 22, 2007 and May 24, 2007 (the “Exchange Act Reports”), when they became effective or were filed with the Securities and Exchange Commission (the “Commission”), as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and none of the Exchange Act Reports as of the date of its filing with the Commission contained, and the Exchange Act Reports taken together as of the date of this certificate do not contain, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this certificate to be signed on its behalf as of the 19th day of June, 2007.

THE BANK OF NEW YORK COMPANY, INC.

By:
Name:
Title: